Exhibit 99.1

Investor Relations Contact:	Media Relations Contact:
Michelle Spolver	Katie Beck
408-721-5884	650-314-8705
michelle.spolver@forescout.com	katie.beck@forescout.com

Forescout Technologies Announces Preliminary Third Quarter 2019 Financial Results

Earnings Call Scheduled for November 6, 2019

SAN JOSE, Calif., October 10, 2019 - Forescout Technologies, Inc. (NASDAQ:FSCT), the leader in device visibility and control, today announced preliminary results for its third quarter ended September 30, 2019, based upon preliminary unaudited financial information.

•	Total revenue for the third quarter is expected to be in the range of approximately $90.6 million - $91.6 million, compared to the company’s prior guidance range of $98.8 million - $101.8 million.

•	GAAP operating loss for the third quarter is expected to be in the range of $18.2 million - $17.8 million.

•
Non-GAAP operating loss for the third quarter is expected to be in the range of $1.6 million - $1.4 million, compared to the company’s prior guidance range for a Non-GAAP operating profit of $2.6 million - $3.6 million.

Forescout will provide full financial results including its GAAP and non-GAAP earnings per share and updated guidance during its conference call on November 6, 2019.

The above information reflects preliminary estimates with respect to the company’s third quarter results based on currently available information. The company is providing ranges, rather than specific amounts, for the preliminary estimates primarily because the financial close process and review are not yet complete and, as a result, the company’s final results upon completion of its closing process and review may vary from the preliminary estimates.
Forescout CEO & President Michael DeCesare said:
“Q3 results were impacted by extended approval cycles which pushed several deals out of the third quarter. This was most pronounced in EMEA against the backdrop of a challenging macro-economic environment. These deals were not lost to competitors and we are working to get them over the finish line.”

“We are disappointed that our third quarter results were below our guidance and are committed to increasing the predictability in our long-term revenue model through new term-based licensing and forthcoming Software-as-a-Service (SaaS) offerings. We recognize the importance of these initiatives to our shareholders and they have the full attention of the management team.”

“The fundamentals of our business remain strong and we are confident in our opportunity ahead. The need for device visibility and control continues to be a necessity in securing assets across organizations and a strategic imperative for global 2000 customers. This imperative is reflected in our pipeline, which continued to grow, and in a number of positive trends that we saw in the third quarter.”

These third quarter positive trends include:

•	Landing approximately 110 net new logos.

•	Adding approximately 3.9 million devices under management, bringing the total of devices under management to 76 million.

•	Closing the largest deal of the quarter with the United States government under the Comply-to-Connect (C2C) mandate.

•	Closing one of the largest Operational Technology deals in our history with our SilentDefense product.

•	Continuing strong attachment of eyeExtend products, with 9 of the largest 10 land deals in the quarter including at least one eyeExtend product.

There will not be a conference call in conjunction with this press release. Forescout will hold a conference call and release full financial results for the third quarter 2019 after U.S. markets close on Wednesday, November 6, 2019.

Third Quarter 2019 Results Conference Call - November 6, 2019

The company will host a conference call and live webcast for analysts and investors at 1:30 p.m. Pacific time on Wednesday, November 6, 2019. Open to the public, interested parties may access the conference call by dialing either (855) 659-9329 or (615) 247-5915 using the passcode 1388115.

A live webcast will be accessible on Forescout’s investor relations website at http://investors.Forescout.com. A telephonic replay of the conference call will be available through Wednesday, November 20, 2019. To access the replay, interested parties should dial either (855) 859-2056 or (404) 537-3406 using the passcode 1388115.

About Forescout
Forescout Technologies, Inc. provides security at first sight. Our company delivers device visibility and control to enable enterprises and government agencies to gain complete situational awareness of their environment and orchestrate action. Learn more at www.Forescout.com.

©2019 Forescout Technologies, Inc. All rights reserved. Forescout Technologies, Inc. is a Delaware corporation. A list of our trademarks and patents can be found at https://www.Forescout.com/company/legal/intellectual-property-patents-trademarks. Other brands, products, or service names may be trademarks or service marks of their respective owners.

FSCT - F
Forward Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding our preliminary financial results for the third quarter of 2019, our markets and the demand for our products, new initiatives, including our new licensing models, products and solutions, our pipeline, trends in our business and among our customers, our growth prospects and market opportunity, and the benefits of our solution to customers. These forward-looking statements involve risks and uncertainties. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include risks associated with: our growth in international markets; our plans to attract new customers; general economic, market and business conditions, and the risks described in the other filings we make with the Securities and Exchange Commission from time to time, including the risks described under the headings “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on March 1, 2019, and which should be read in conjunction with our financial results and forward-looking statements, and are available on the SEC filings section of the Investor Relations page of our website at https://investors.Forescout.com. Additional information will also be set forth in Forescout’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Non-GAAP Financial Measures
Forescout has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). Forescout uses these non-GAAP financial measures internally in analyzing its financial results and believes that use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing Forescout’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.

Non-GAAP Operating Loss. Forescout defines non-GAAP operating loss as operating loss excluding stock-based compensation expense, acquisition-related expenses, and amortization of acquired intangible assets.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with Forescout’s condensed consolidated financial statements prepared in accordance with GAAP. Forescout has not provided a reconciliation of this estimated non-GAAP financial measure to its comparable GAAP financial measure because it could not produce the corresponding GAAP financial measure by the date of this press release without unreasonable effort. GAAP results and a detailed reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure will be presented in connection with Forescout’s press release reporting full financial results for the quarter ended September 30, 2019 scheduled to be released after the close of the market on November 6, 2019.